Exhibit 99.1

Lulus Reports Fourth Quarter and Fiscal Year 2023 Results

Expanded Gross Margin in Fourth Quarter 2023 by 180 bps, compared to Fourth Quarter 2022

Grew Fiscal Year 2023 Net Cash Provided by Operating Activities by 149%, $9.2 million from Fiscal Year 2022

Grew Fiscal Year 2023 Free Cash Flow by 867%, $10.3 million from Fiscal Year 2022

CHICO, Calif., March 6, 2024 -- Lulu’s Fashion Lounge Holdings, Inc. (“Lulus” or the “Company”) (Nasdaq: LVLU) today reported financial results for the fourth quarter and fiscal year ended December 31, 2023.

Crystal Landsem, CEO of Lulus, said:

"We continue to be focused on delivering on our core strategic pillars of improving Lulus brand awareness and broadening our reach and customer touchpoints, and are encouraged by the sequential upward revenue momentum building at the end of 2023 and into the first two months of 2024. Strong customer demand for our new and novelty products, resulting in positive sales in several of our high-volume categories, further strengthens our future reorder product funnel. In addition, our inventory levels were in line with sales in Q4, reflecting the agility of our data driven business model. Our strong balance sheet and ability to generate cash flow supported a $17 million reduction in our revolver balance in 2023. We are optimistic about our opportunities for growth in the coming quarters as we continue to improve our operational efficiency, innovation, and product offering."

Fiscal Year 2023 Highlights:

●	Net revenue of $355.2 million, a 19% decrease compared to 2022, driven by an 18% decrease in Total Orders Placed with higher return rates offset by higher Average Order Value (“AOV”) compared to 2022.
●	Active Customers of 2.8 million, a 12% decrease compared to 3.2 million in 2022.
●	AOV of $133, an increase of 2% compared to $131 in 2022.
●	Gross Margin decreased 180 basis points to 41.7% and gross profit decreased 23%, in each case compared to 2022.
●	Net loss of $19.3 million, compared to net income of $3.7 million in 2022.
●	Adjusted EBITDA (non-GAAP financial measure defined below) of $3.2 million, compared to $29.1 million in 2022.
●	Net cash provided by operating activities was $15.4 million, compared to $6.2 million in 2022.
●	Free Cash Flow (non-GAAP financial measure defined below) was $11.5 million, compared to $1.2 million in 2022.
●	Total debt, comprised of the revolving line of credit, decreased by $17 million during fiscal year 2023 resulting in a total debt position of $8 million at the end of 2023.
●	Net Debt (non-GAAP financial measure defined below) decreased by $9.3 million during fiscal year 2023 resulting in a Net Debt position of $5.5 million at the end of 2023.

	Fiscal Years Ended
	December 31, 2023	January 1, 2023	YoY Change

	(52 weeks)	(52 weeks)

	(In thousands, except percentages)
Net revenue	$355,175	$439,652	(19)%
Gross profit	$148,226	$191,446	(23)%
Gross Margin*	41.7%	43.5%	(180)	bps
Net income (loss)	$(19,334)	$3,725	NM
Adjusted EBITDA*	$3,231	$29,096	(89)%
Diluted earnings (loss) per share	$(0.48)	$0.10	NM
Active Customers*	2,830	3,223	(12)%
Net cash provided by operating activities	$15,421	$6,199	149%
Free Cash Flow*	$11,486	$1,188	867%

NM – not meaningful

* Note: Refer to “Use of Non-GAAP Financial Measures and Other Operating Metrics” section below for definitions of these metrics.

Tiffany Smith, CFO of Lulus, said:

“The fourth quarter was consistent with seasonal trends for Lulus, marking our typically lowest sales and profit quarter of the year. Our fourth quarter net revenue of $75 million was in line with our expectations for the quarter, while Adjusted EBITDA was pressured due to the relative increase in fixed costs on a smaller base. We saw our Gross Margin expand in the fourth quarter by 180 basis points compared to the same quarter last year, driven mostly by lower promotional activity and by gains in our AOV resulting from higher price point product mix, which was partially offset by higher return rates.”

Fourth Quarter 2023 Highlights:

●	Net revenue of $75.0 million, an 18% decrease compared to the fourth quarter of 2022, driven by a 22% decrease in Total Orders Placed with higher return rates offset by higher AOV compared to the fourth quarter of 2022.
●	AOV of $136, an increase of 14% compared to $119 in the fourth quarter of 2022.
●	Gross Margin increased 180 basis points to 39.1% and gross profit decreased 14%, compared to the fourth quarter of 2022.
●	Net loss of $7.2 million, compared to $5.2 million in the fourth quarter of 2022.
●	Adjusted EBITDA of ($2.0) million, compared to ($1.0) million in the fourth quarter of 2022.
●	Net cash used in operating activities was $5.7 million, compared to $10.1 million in the fourth quarter of 2022.
●	Free Cash Flow was ($6.7) million, compared to ($11.4) million in the fourth quarter of 2022.

	Fiscal Quarters Ended
	December 31, 2023	January 1, 2023	YoY Change

	(13 weeks)	(13 weeks)

	(In thousands, except percentages)
Net revenue	$74,959	$90,963	(18)%
Gross profit	$29,344	$33,968	(14)%
Gross Margin*	39.1%	37.3%	180	bps
Net income (loss)	$(7,230)	$(5,246)	38%
Adjusted EBITDA*	$(1,976)	$(972)	103%
Diluted earnings (loss) per share	$(0.18)	$(0.14)	29%
Active Customers*	2,830	3,223	(12)%
Net cash used in operating activities	$(5,679)	$(10,134)	(44)%
Free Cash Flow*	$(6,671)	$(11,374)	(41)%

* Note: Refer to “Use of Non-GAAP Financial Measures and Other Operating Metrics” section below for definitions of these metrics.

Financial Outlook for Fiscal Year 2024:

●	We expect net revenue to be between $350 million and $370 million, which represents between a -1.5% and 4.2% increase compared to 2023.

●	We expect Adjusted EBITDA to be between $5 million and $8 million, which represents between a 55% and 148% increase compared to 2023.
●	We expect capital expenditures to be between $5 million and $6 million, which represents between a 28% and 54% increase compared to 2023.

Forecasting future results or trends is inherently difficult for any business, and actual results or trends may differ materially from those forecasted. Lulus’ outlook is based on current indications for its business. Lulus’ outlook factors in our current best estimates for anticipated headwinds, including those related to the level of demand, spending and returns by our customers, macroeconomic uncertainties, inflation, supply chain pressures, and shipping costs. Given the volatile nature of current consumer demand and potential for further impacts to consumer behavior due to pockets of continued inflation, higher interest rates, the resumption of student loan interest and payments, combined with less predictable consumer purchasing behavior, Lulus’ financial outlook is subject to change.

LULU’S FASHION LOUNGE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME (LOSS)

(Unaudited)

(In thousands, except share and per share data)

	Fiscal Quarters Ended		Fiscal Years Ended
	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023
	(13 weeks)	(13 weeks)	(52 weeks)	(52 weeks)
Net revenue	$74,959	$90,963	$355,175	$439,652
Cost of revenue	45,615	56,995	206,949	248,206
Gross profit	29,344	33,968	148,226	191,446
Selling and marketing expenses	15,328	16,466	76,312	83,559
General and administrative expenses	21,810	23,504	92,129	99,148
Income (loss) from operations	(7,794)	(6,002)	(20,215)	8,739
Interest expense	(337)	(409)	(1,728)	(1,103)
Other income, net	217	34	933	136
Income (loss) before provision (benefit) for income taxes	(7,914)	(6,377)	(21,010)	7,772
Income tax provision (benefit)	(684)	(1,131)	(1,676)	4,047
Net income (loss) and comprehensive income (loss)	$(7,230)	$(5,246)	$(19,334)	$3,725

Basic earnings (loss) per share	$(0.18)	$(0.14)	$(0.48)	$0.10
Diluted earnings (loss) per share	$(0.18)	$(0.14)	$(0.48)	$0.10
Basic weighted-average shares outstanding	40,451,597	38,527,759	39,879,121	38,583,854
Diluted weighted-average shares outstanding	40,451,597	38,527,759	39,879,121	38,853,393

LULU’S FASHION LOUNGE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	December 31,	January 1,
	2023	2023
Assets
Current assets:
Cash and cash equivalents	$2,506	$10,219
Accounts receivable	3,542	3,908
Inventory, net	35,472	43,186
Assets for recovery	3,111	3,890
Income tax refund receivable	2,510	4,078
Prepaids and other current assets	5,379	3,738
Total current assets	52,520	69,019
Property and equipment, net	4,712	4,391
Goodwill	35,430	35,430
Tradename	18,509	18,509
Intangible assets, net	3,263	3,090
Lease right-of-use assets	29,516	32,514
Other noncurrent assets	5,495	4,251
Total assets	$149,445	$167,204
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$8,900	$5,320
Accrued expenses and other current liabilities	18,343	17,976
Returns reserve	7,854	9,066
Stored-value card liability	13,142	10,828
Revolving line of credit	8,000	—
Lease liabilities, current	5,648	4,456
Total current liabilities	61,887	47,646
Revolving line of credit, noncurrent	—	25,000
Lease liabilities, noncurrent	25,427	29,042
Other noncurrent liabilities	1,179	623
Total liabilities	88,493	102,311

Stockholders' equity:
Preferred stock: $0.001 par value, 10,000,000 shares authorized, and no shares issued or outstanding	—	—
Common stock: $0.001 par value, 250,000,000 shares authorized; and 40,618,206 and 39,259,328 shares issued and outstanding as of December 31, 2023 and January 1, 2023, respectively	41	39
Additional paid-in capital	254,116	238,725
Accumulated deficit	(193,205)	(173,871)
Total stockholders' equity	60,952	64,893
Total liabilities and stockholders' equity	$149,445	$167,204

LULU’S FASHION LOUNGE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Fiscal Years Ended
	December 31, 2023	January 1, 2023
	(52 weeks)	(52 weeks)
Cash Flows from Operating Activities
Net income (loss)	$(19,334)	$3,725
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,819	4,134
Noncash lease expense	3,663	3,257
Amortization of debt discount and debt issuance costs	156	157
Equity-based compensation expense	17,694	16,087
Deferred income taxes	(2,539)	1,658
Loss on disposal of property and equipment	19	18
Changes in operating assets and liabilities:
Accounts receivable	366	1,740
Inventories	7,714	(21,010)
Assets for recovery	779	(136)
Income taxes (receivable) payable	2,752	(4,364)
Prepaid and other current assets	(1,803)	694
Accounts payable	3,580	1,148
Accrued expenses and other current liabilities	918	1,691
Operating lease liabilities	(3,317)	(2,608)
Other noncurrent liabilities	(46)	8
Net cash provided by operating activities	15,421	6,199
Cash Flows from Investing Activities
Capitalized software development costs	(2,055)	(2,500)
Purchases of property and equipment	(1,880)	(2,511)
Other	(68)	(112)
Net cash used in investing activities	(4,003)	(5,123)
Cash Flows from Financing Activities
Proceeds from borrowings on revolving line of credit	13,000	30,000
Repayments on revolving line of credit	(30,000)	(30,000)
Proceeds from issuance of common stock under employee stock purchase plan (ESPP)	487	—
Principal payments on finance lease obligations	(983)	(786)
Payment of offering costs related to the IPO	—	(832)
Withholding tax payments related to vesting of RSUs	(1,629)	(1,115)
Other	(6)	(32)
Net cash used in financing activities	(19,131)	(2,765)
Net decrease in cash, cash equivalents and restricted cash	(7,713)	(1,689)
Cash, cash equivalents and restricted cash at beginning of period	10,219	11,908
Cash, cash equivalents and restricted cash at end of period	$2,506	$10,219

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$2,506	$10,219
Restricted cash	—	—
Total cash, cash equivalents and restricted cash, end of period	$2,506	$10,219

Webcast & Conference Call Information

The Company will host a conference call and live webcast with the investment community at 5:00 p.m. Eastern Time today, Wednesday, March 6, 2024, to discuss its fourth quarter and fiscal year 2023 financial results. The live webcast will be accessible through the Investor Relations section of the Company’s website at https://investors.lulus.com/. To access the call through a conference line, dial 1-877-407-0792 (in the U.S.) or 1-201-689-8263 (international callers). A replay of the conference call will be posted shortly after the call and will be available for seven days following the call. To access the replay, dial 1-844-512-2921 (in the U.S.) or 1-412-317-6671 (international callers). The access code for the replay is 13743842.

About Lulus

Headquartered in California and serving millions of customers worldwide, Lulus is an attainable luxury fashion brand for women, offering modern, unapologetically feminine designs at accessible prices for all of life’s fashionable moments. Our aim is to make every woman feel beautiful, celebrated and as if she’s the most special version of herself for every occasion – from work desk to dream date or cozied up on the couch to the spotlight of her wedding day. Founded in 1996, Lulus delivers fresh styles to consumers daily, using direct consumer feedback and insights to refine product offerings and elevate the customer experience. Lulus’ world class personal stylists, bridal concierge, and customer care team share an unwavering commitment to elevating style and quality and bring exceptional customer service and personalized shopping to customers around the world. Follow @lulus on Instagram and @lulus on TikTok. Lulus is a registered trademark of Lulu’s Fashion Lounge, LLC. All rights reserved.

Forward-Looking Statements

This press release contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including but not limited to statements regarding our opportunities for growth in the coming quarters and our financial outlook for the fiscal year ending December 29, 2024. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause Lulus’ actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the following: risks related to our operations and financial results; our ability to successfully maintain our desired merchandise assortment or manage our inventory effectively; demand for our products, including our ability to anticipate, identify, measure, and respond quickly to fashion trends, customer preferences and demands; our ability to anticipate, measure and establish appropriate policies for customer merchandise returns; general economic conditions, including inflation; our fluctuating operating results; seasonality in our business; our ability to acquire products on reasonable terms; our e-commerce business model; our ability to attract and retain customers in a cost effective manner; the strength of our brand; competition; fraud; system interruptions; system security risks including security breaches; and our ability to fulfill orders. These and other important factors discussed under the caption “Risk Factors” in Lulus’ Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and its other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While Lulus may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, except as required by law, even if subsequent events cause its views to change.

Use of Non-GAAP Financial Measures and Other Operating Metrics

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we reference in this press release and the accompanying tables the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA Margin, Net Debt and Free Cash Flow. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies. We use these non-GAAP financial measures to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses that may not be indicative of our ongoing core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when analyzing historical performance and liquidity and when planning, forecasting, and analyzing future periods. For a reconciliation of these non-GAAP financial measures to GAAP measures, please see the tables captioned “Reconciliation of Non-GAAP Financial Measures” included at the end of this release. Definitions of our non-GAAP financial measures and other operating metrics are presented below. A reconciliation of Adjusted EBITDA guidance to net (loss) income on a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to equity-based compensation expense and income tax, all of which are adjustments to Adjusted EBITDA. We also use certain key operating metrics, including Gross Margin, Active Customers, Average Order Value, and Total Orders Placed.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we calculate as net (loss) income before interest expense, income taxes, depreciation and amortization, adjusted to exclude the effects of equity-based compensation expense. Adjusted EBITDA is a key measure used by management to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation, excludes an item that we do not consider to be indicative of our core operating performance.

Adjusted EBITDA Margin

Adjusted EBITDA Margin is a non-GAAP financial measure that we calculate as Adjusted EBITDA (as defined above) as a percentage of our net revenue.

Active Customers

We define Active Customers as the number of customers who have made at least one purchase across our platform in the prior 12-month period. We consider the number of Active Customers to be a key performance metric on the basis that it is directly related to consumer awareness of our brand, our ability to attract visitors to our digital platform, and our ability to convert visitors to paying customers. Active Customer counts are based on de-duplication logic using customer account and guest checkout name, address, and email information.

Average Order Value

We define Average Order Value (“AOV”) as the sum of the total gross sales before returns across our platform in a given period, plus shipping revenue, less discounts and markdowns, divided by the Total Orders Placed (as defined below) in that period. AOV reflects average basket size of our customers. AOV may fluctuate as we continue investing in the development and introduction of new Lulus merchandise and as a result of our promotional discount activity.

Free Cash Flow

Free Cash Flow is a non-GAAP financial measure that we calculate as net cash provided by (used in) operating activities less cash used for capitalized software development costs and purchases of property and equipment.  We view Free Cash Flow as an important indicator of our liquidity because it measures the amount of cash we generate.

Gross Margin

We define Gross Margin as gross profit as a percentage of our net revenue. Gross profit is equal to our net revenue less cost of revenue. Certain of our competitors and other retailers report cost of revenue differently than we do. As a result, the reporting of our gross profit and Gross Margin may not be comparable to other companies.

Net Debt

Net Debt is defined as total debt, which currently consists of the revolving line of credit, less cash and cash equivalents.  We consider Net Debt to be an important supplemental measure of our financial position, which allows us to analyze our leverage.

Total Orders Placed

We define Total Orders Placed as the number of customer orders placed across our platform during a particular period. An order is counted on the day the customer places the order. We do not adjust the number of Total Orders Placed for any cancellation or return that may have occurred subsequent to a customer placing an order. We consider Total Orders Placed as a key performance metric on the basis that it is directly related to our ability to attract and retain customers as well as drive purchase frequency. Total Orders Placed, together with AOV, is an indicator of the net revenue we expect to generate in a particular period.

LULU’S FASHION LOUNGE HOLDINGS, INC.

KEY OPERATING AND FINANCIAL METRICS

(Unaudited)

	Fiscal Quarters Ended		Fiscal Years Ended
	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023

	(13 weeks)	(13 weeks)	(52 weeks)	(52 weeks)

	(In thousands, except Average Order Value and percentages)
Gross Margin	39.1%	37.3%	41.7%	43.5%
Net income (loss)	$(7,230)	$(5,246)	$(19,334)	$3,725
Adjusted EBITDA	$(1,976)	$(972)	$3,231	$29,096
Adjusted EBITDA Margin	(2.6)%	(1.1)%	0.9%	6.6%
Average Order Value	$136	$119	$133	$131
Active Customers	2,830	3,223	2,830	3,223

Note: Refer to “Use of Non-GAAP Financial Measures and Other Operating Metrics” section above for definitions of these metrics.

LULU’S FASHION LOUNGE HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

A reconciliation to non-GAAP Net Debt from Total Debt as of December 31, 2023, and January 1, 2023, respectively, is as follows:

	As of
	December 31, 2023	January 1, 2023
	(52 weeks)	(52 weeks)

	(In thousands)
Total Debt (1)	$(8,000)	$(25,000)
Cash and cash equivalents	2,506	10,219
Net Debt	$(5,494)	$(14,781)

(1)	Consists of the revolving line of credit

A reconciliation to non-GAAP Adjusted EBITDA from net (loss) income for the thirteen and fifty-two weeks ended December 31, 2023 and January 1, 2023 is as follows:

	Fiscal Quarters Ended		Fiscal Years Ended
	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023

	(13 weeks)	(13 weeks)	(52 weeks)	(52 weeks)

	(In thousands, except percentages)
Net income (loss)	$(7,230)	$(5,246)	$(19,334)	$3,725
Excluding:
Depreciation and amortization	1,273	1,154	4,819	4,134
Interest expense	337	409	1,728	1,103
Income tax provision (benefit)	(684)	(1,131)	(1,676)	4,047
Equity-based compensation expense (1)	4,328	3,842	17,694	16,087
Adjusted EBITDA	$(1,976)	$(972)	$3,231	$29,096
Net income (loss) margin	(9.6)%	(5.8)%	(5.4)%	0.8%
Adjusted EBITDA margin	(2.6)%	(1.1)%	0.9%	6.6%

(1)	The thirteen weeks ended December 31, 2023 and January 1, 2023 include equity-based compensation expense for restricted stock unit (“RSU”) awards granted during the period, as well as equity-based awards granted in prior periods. The fifty-two weeks ended December 31, 2023 include equity-based compensation expense for performance stock units and RSU awards granted during the period, accelerated expense associated with the voluntary forfeiture of stock options, and equity-based awards granted in prior periods. The fifty-two weeks ended January 1, 2023 include equity-based compensation expense for RSU awards granted during the period, as well as equity-based awards granted in prior periods.

A reconciliation to non-GAAP Free Cash Flow from net cash provided by (used in) operating activities for the thirteen and fifty-two weeks ended December 31, 2023 and January 1, 2023 is as follows:

	Fiscal Quarters Ended		Fiscal Years Ended
	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023
	(13 weeks)	(13 weeks)	(52 weeks)	(52 weeks)

Net cash provided by (used in) operating activities	$(5,679)	$(10,134)	$15,421	$6,199
Capitalized software development costs	(505)	(631)	(2,055)	(2,500)
Purchases of property and equipment	(487)	(609)	(1,880)	(2,511)
Free Cash Flow	$(6,671)	$(11,374)	$11,486	$1,188

Contact

Abbygail Reyes

Vice President, Communications

investors@lulus.com